UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 343065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2023, Wejo Group Limited (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, based upon based upon the closing bid price of the Company’s common shares, par value $0.001 per share (the “Common Shares”), for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5450(a)(1).

In accordance with NASDAQ Listing Rules 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until July 17, 2023, in which to regain compliance with the minimum bid price requirement. In order to regain compliance with the minimum bid price requirement, the closing bid price of the Common Shares must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If the Company does not regain compliance within this 180-day period, the Company may be eligible for an additional 180 calendar day compliance period provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period such as by effecting a reverse stock split, if necessary. If the Company fails to regain compliance prior to the expiration of the compliance period, including any extension thereof, the Staff will provide written notice to the Company that its securities are subject to delisting.

The Notice has no immediate impact on the listing of the Company’s Common Shares, which will continue to trade on the NASDAQ under the symbol “WEJO.” An indicator of the Company’s non-compliance, however, will be displayed with quotation information related to the Common Shares on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information.

The Company intends to actively monitor the closing bid price for its Common Shares and will consider available options to resolve the deficiency and regain compliance with NASDAQ Listing Rule 5450(a)(1).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: January 24, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director